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                                                                     Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-21267) of Triathlon Broadcasting Company of our report dated February 20, 1998, except for Note 7 as to which the date is March 31, 1998, with respect to the consolidated financial statements and schedule of Triathlon Broadcasting Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                          ERNST & YOUNG LLP


New York, New York
March 31, 1998